UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2016
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AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33278	20-5961564
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)
Address of principal executive offices: 5200 Great America Parkway, Santa Clara, CA 95054
Registrant’s telephone number, including area code: 408-567-7000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
On June 8, 2016, Aviat Networks, Inc. (the “Company”), through its wholly owned subsidiary Aviat U.S., Inc., entered into a lease (the “Lease”) with The Irvine Company LLC (the “Landlord”) for a new corporate headquarters in Milpitas, California. The Lease has a term of 60 months and provides for a monthly basic rent range from $25,650 to $28,880 per month.
The Company, through Aviat U.S., Inc., separately entered into a lease termination agreement (the "Termination Agreement") for its current headquarters lease in Santa Clara, California. Under the Termination Agreement, the Company will surrender its current headquarters in exchange for a termination fee of $1.9 million payable over 14 months.
The Company expects to complete the move of its corporate headquarters by September 2016.
The foregoing descriptions of the Lease and the Termination Agreement are not complete and are qualified in their entirety by reference to the full text of the Lease and the Termination Agreement, respectively, copies of which will be filed as exhibits in the Company's Annual Report on Form 10-K.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.
Date: June 14, 2016	By:	/s/ Ralph S. Marimon
		Name:	Ralph S. Marimon
		Title:	Senior Vice President and Chief Financial Officer